Exhibit 31.1

Certification of Chief Executive Officer Pursuant to Section 301 of the Sarbanes-Oxley Act of 2002

Section 302 Certification

I, Gary L. Nalbandian, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A for the year ended December 31, 2014 of Metro Bancorp, Inc. (the registrant);

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2015

/s/ Gary L. Nalbandian
Gary L. Nalbandian
President and Chief Executive Officer